Exhibit 99

News Release

The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President,
Investor Relations (818) 223-7548

Marya Barlow, Director,
Communications (818) 223-7591

RYLAND ANNOUNCES CHANGE IN BOARD OF DIRECTORS

CALABASAS, Calif. (Dec. 17, 2007) — The Ryland Group, Inc. (NYSE: RYL), one of the nation’s largest homebuilders, today announced that Paul Varello has resigned from his position as a member of the company’s board of directors, effective Dec. 31, 2007.  Varello, 64, is president and chief executive officer of Commonwealth Engineering and Construction in Houston, and has served as a Ryland board member since 1999.

“I want to thank Paul for eight years of dedicated service to Ryland and its stockholders,” said R. Chad Dreier, Ryland’s president, chairman and chief executive officer.  “I fully support Paul’s decision to focus his time and energy on the continued growth of his company and wish him all the best.”

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The company currently operates in 28 markets across the country and has built more than 270,000 homes and financed more than 230,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

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